SIMMONS BEDDING COMPANY

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED

CREDIT AND GUARANTY AGREEMENT

THIS FIRST AMENDMENT (this “Amendment”) dated as of February 9, 2007 to the SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT dated as of May 25, 2006 (the “Credit Agreement”) is entered into by and among SIMMONS BEDDING COMPANY (formerly known as Simmons Company), a Delaware corporation (“Company”), THL-SC BEDDING COMPANY, a Delaware corporation (“Holdings”), CERTAIN SUBSIDIARIES OF COMPANY PARTY HERETO, as Credit Support Parties, GOLDMAN SACHS CREDIT PARTNERS L.P., sole bookrunner, Lead Arranger and Syndication Agent, CERTAIN FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HERETO, and DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement and in the amendments contained in Section 1 hereof.

RECITALS

WHEREAS, Company and Requisite Lenders desire to amend the Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.  AMENDMENTS TO CREDIT AGREEMENT

Section 1 of the Credit Agreement is herby amended as follows:

(a) The definition of “Parent” is hereby deleted and replaced in its entirety as follows:

“Parent” means Simmons Company (formerly known as THL Bedding Holding Company), a Delaware corporation, or any direct or indirect parent thereof.

(b) The definition of “Parent Notes” is hereby deleted and replaced in its entirety as follows:

“Parent Notes” means those certain (i) 10% Senior Discount Notes due 2014 issued by Parent pursuant to that certain Indenture dated as of December 15, 2004 by and between Parent and Wells Fargo Bank, National Association, as Trustee, and (ii) the loans made under that certain Credit Agreement dated as of February [ ], 2007 by and among Simmons Holdco, Inc., the lenders from time to time party thereto, and Deutsche Bank Trust Company Americas, as administrative agent, in each case, as such notes, Indenture, loans and Credit Agreement may be amended, restated, supplemented or otherwise modified from time to time.

SECTION 2.  CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective only upon the satisfaction or waiver of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

1.  Execution. Credit Parties and Requisite Lenders shall have executed this Amendment.

2.  Fees. The Agents shall have received all expenses and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced at least two days prior to the First Amendment Effective Date, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder or under any other Credit Document.

SECTION 3.  BORROWER’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Company represents and warrants to each Lender that the following statements are true, correct and complete in all material respects:

1.  Corporate Power and Authority. Each Credit Party which is party hereto has all requisite corporate or other organizational power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

2.  Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate or other organizational action on the part of each Credit Party.

3.  No Conflict. The execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Agreement do not and will not (i) violate or conflict with (A) any provision of any law, governmental rule or regulation applicable to Holdings or any of its Subsidiaries, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of Holdings or any of its Subsidiaries or (B) any applicable order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries, except where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3, could not reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of each Credit Party (other than any Liens created under any of the Credit Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of each Credit Party, except for such approvals or consents which will be obtained on or before the First Amendment Effective Date or the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

4.  Governmental Consents. No consent or approval of, registration or filing with or any other action by any federal, state or other governmental authority or regulatory body is or will be required in connection with the execution and delivery by each Credit Party of this Amendment and the performance by Company and Holdings of the Amended Agreement, except for such actions, consents and approvals the failure to obtain or make could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

5.  Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by each of the Credit Parties party thereto and each constitutes a legal, valid and binding obligation of such Credit Party to the extent a party thereto enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.  Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 4 of the Amended Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

7.  Absence of Default. After giving effect to this Amendment, no event has occurred and is continuing that would constitute an Event of Default or a Default.

SECTION 4.  ACKNOWLEDGMENT AND CONSENT

Each of the Credit Parties set forth on the signature pages hereto are collectively referred to herein as the “Credit Support Parties”, and the Credit Documents to which they are a party are collectively referred to herein as the “Credit Support Documents”.

Each of the Company and the Credit Support Parties hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each of the Company and the Credit Support Parties hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Support Documents the payment and performance of all “Obligations” under each of the Credit Support Documents to which is a party (in each case as such terms are defined in the applicable Credit Support Document).

Each of the Company and the Credit Support Parties acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each of the Company and the Credit Support Parties represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Each of the Company and the Credit Support Parties acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, each such Credit Support Party is not required by the terms of the Credit Agreement or any other Credit Support Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Support Document shall be deemed to require the consent of any of the Company and each such Credit Support Party to any future amendments to the Credit Agreement.

SECTION 5.  MISCELLANEOUS

1.  Reference to and Effect on the Credit Agreement and the Credit Documents.

(1) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(2) Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(3) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.

2.  Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

3.  Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

4.  Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by means of facsimile), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	SIMMONS BEDDING COMPANY

By: /s/ William S. Creekmuir
Name: William S. Creekmuir Title: Executive Vice President and Chief Financial Officer

HOLDINGS:	THL-SC BEDDING COMPANY

By: /s/ William S. Creekmuir
Name: William S. Creekmuir Title: Executive Vice President and Chief Financial Officer

CREDIT SUPPORT PARTIES:	THE SIMMONS MANUFACTURING CO., LLC WORLD OF SLEEP OUTLETS, LLC SIMMONS CONTRACT SALES, LLC (for purposes of Section 4 only) as a Credit Support Party

By: /s/ William S. Creekmuir
Name: William. S. Creekmuir Title: Executive Vice President and Chief Financial Officer

WINDSOR BEDDING CO., LLC (for purposes of Section 4 only) as a Credit Support Party

By: /s/ William S. Creekmuir
Name: William S. Creekmuir Title: Executive Vice President and Chief Financial Officer

DREAMWELL, LTD. SIMMONS CAPITAL MANAGEMENT, LLC (for purposes of Section 4 only) as a Credit Support Party

By: /s/ David A. Liskow
Name: David A. Liskow Title: Secretary and Controller

LENDERS AND AGENTS	GOLDMAN SACHS CREDIT PARTNERS L.P., individually, as sole bookrunner, Lead Arranger, Syndication Agent and as Lender

By: /s/ Elizabeth Fischer
Name: Elizabeth Fischer Title: Authorized Signatory

DEUTSHE BANK AG, NEW YORK BRANCH, as Administrative Agent

By: /s/ Evelyn Thierry
Name: Evelyn Thierry Title: Vice President

By: /s/ Scottye Lindsey
Name: Scottye Lindsey Title: Director

DEUTSHE BANK AG, CAYMAN ISLANDS BRANCH, individually, as a Lender

By: /s/ Evelyn Thierry
Name: Evelyn Thierry Title: Vice President

By: /s/ Scottye Lindsey
Name: Scottye Lindsey Title: Director